Exhibit 5

                           Fulbright & Jaworski L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                         New York, New York 10103-3198

                                                                HOUSTON
telephone: 212/318-3000                                         WASHINGTON, D.C.
facsimile: 212/752-5958                                         AUSTIN
                                                                SAN ANTONIO
                                                                DALLAS
                                                                NEW YORK
                                                                LOS ANGELES
                                                                LONDON
                                                                HONG KONG

December 21, 1998

DATA GENERAL CORPORATION
4400 Computer Drive
Westboro, Massachusetts  01580

Dear Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Data General Corporation, a Delaware corporation (the "Company"), relating to (i) 2,500,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock") to be issued under the Data General Corporation 1998 Employee Stock Option Plan and
(ii) 150,000 shares of Common Stock to be issued under the Data General Corporation 1998 Non-Employee Director Stock Option Plan (collectively, the "Plans").

     As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plans and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                Very truly yours,


                                                /s/  Fulbright & Jaworski L.L.P.

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